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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 (File No. 333-                  ) and the related Prospectus of Midway Games Inc. and to the incorporation by reference therein of our report dated February 12, 2003, except for Note 6, as to which the date is March 24, 2003, with respect to the consolidated financial statements of Midway Games Inc. and subsidiaries included in its Annual Report (Form 10-K/A) for the year ended December 31, 2002, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois
February 23, 2004

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  Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS